                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             CROWN ANDERSEN, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             CROWN ANDERSEN, INC.
    ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

                                   NOTICE OF

                              1998 ANNUAL MEETING

                                      AND

                                PROXY STATEMENT





                              CROWN ANDERSEN INC.

                              CROWN ANDERSEN INC.
                              306 DIVIDEND DRIVE
                        PEACHTREE CITY, GEORGIA  30269


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 18, 1998


    NOTICE HEREBY IS GIVEN that the 1998 Annual Meeting of Stockholders of Crown Andersen Inc. (the "Company") will be held at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, on Wednesday, February 18, 1998, at 10:00 a.m., local time, for the purposes of considering and voting upon:

    (1) A proposal to elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    (2) A proposal to adopt the Company's 1998 Directors Stock Warrant Plan to replace the expired 1985 Directors Stock Warrant Plan. Under the 1998 Plan, 100,000 shares would be made available for issuance and a maximum of 10,000 shares may be issued to each eligible director.

    (3) A proposal to adopt the Company's 1998 Incentive Stock Option Plan to replace the expired 1985 Incentive Stock Option Plan. Under the 1998 Plan, 100,000 shares would be made available for issuance to employees.

    (4) A proposal to ratify the appointment of BDO Seidman, LLP as independent accountants of the Company for the fiscal year ending September 30, 1998.

    (5) Such other business as properly may come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

    Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on January 5, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                              By Order of the Board of Directors.



                              RANDALL H. MORGAN
                              Secretary



Peachtree City, Georgia
January 6, 1998

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                              CROWN ANDERSEN INC.
                              306 DIVIDEND DRIVE
                        PEACHTREE CITY, GEORGIA  30269


                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 18, 1998


    This Proxy Statement is furnished to the stockholders of Crown Andersen Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on Wednesday, February 18, 1998 at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, 30269 at 10:00 a.m., local time.

    The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is January 6, 1998.

                                 VOTING

GENERAL

    The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $.10 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is January 5, 1998. On the record date, 1,512,198 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

    The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors and approve the adoption of both the 1998 Directors Stock Warrant Plan and the 1998 Incentive Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of independent accountants. These matters are described in the following sections of this Proxy Statement.

VOTING BY PROXY

     In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, THE ADOPTION OF BOTH THE 1998 DIRECTORS STOCK WARRANT PLAN AND THE 1998 INCENTIVE STOCK OPTION PLAN, AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

    In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of January 1, 1998 (except as otherwise noted) regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and officers of the Company as a group.

        NAME                             SHARES BENEFICIALLY OWNED (1)        PERCENT OF CLASS
        Jack D. Brady                           102,254 (2)                       6.51%
        306 Dividend Drive
        Peachtree City, Ga. 30269

        All directors and officers as           131,656 (3)                       8.39%
        a group (8 persons)

(1) The stock ownership information shown has been furnished to the Company by the named persons. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations and includes shares of the Company's Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options and warrants. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as owned by such persons.

(2) Jack D. Brady is President, Chairman of the Board and Chief Executive Officer of the Company. See "Election of Directors-Nominees." The shares shown include 100,254 shares owned jointly by Mr. Brady and his wife, 2,000 shares held by Mr. Brady's wife in an Individual Retirement Account, 3,636 shares held by Mr. Brady as custodian for their sons; 3,636 shares held by Mr. Brady's wife as custodian for their sons; and 2,000 shares which may be acquired by Mr. Brady upon the exercise of outstanding stock options.

(3) The shares shown include 23,300 shares which may be acquired upon the exercise of outstanding stock options and warrants. See Note (2) above and Notes (2) and (4) on page 5.

                             ELECTION OF DIRECTORS

NOMINEES

    Pursuant to the Bylaws, the authorized number of directors of the Company has been set at nine. The Board of Directors has nominated the six persons named below to serve as directors until the next Annual Meeting of Stockholders or until their earlier death, resignation or removal from office. Four of the six nominees are presently members of the Board of Directors and have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

    With regard to the three unfilled director positions, the Company's Bylaws and Delaware law (under which the Company is organized) provide that these positions may be filled by the affirmative vote of a majority of the Company's directors for a term of office continuing until the next election of directors by the stockholders and until the election and qualification of the successors. The Board has not selected any candidates for these positions, but may do so prior to the 1998 Annual Meeting. Proxy cards for the 1998 Annual Meeting may not be voted for more than six nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE SIX NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

    The following table sets forth certain information as of January 1, 1998 about each of the nominees.



                                                                                             SHARES OF COMMON STOCK
                                                                                               BENEFICIALLY OWNED
         NAME AND AGE                        INFORMATION ABOUT NOMINEES                       (PERCENT OF CLASS)(1)
------------------------------  ----------------------------------------------------  -------------------------------------
Richard A. Beauchamp            Director of the Company since 1985; President and                   5,000(2)
(57)                            CEO of Refrigeration Division of Ameri-truck                          (*)
                                Distribution Corp. since 1995; President of C.M.S.
                                Transportation Services Inc. since 1987; Chairman
                                of the Board and Chief Execu-tive Officer of
                                Specialized Hauling, Inc. from 1987 until 1988;
                                President of Chattahoochee Outdoor Center
                                (concessions for National Park Service) from 1985
                                until 1991; President and Director of RTC
                                Transportation Inc. from 1966 until 1986; and
                                Director of Andersen 2000 Inc., a wholly-owned
                                subsidiary of the Company (Andersen), from 1978
                                until 1986.

Jack D. Brady                   Chairman of the Board and Chief Executive Officer                 102,254(3)(4)
(55) as of January 3, 1998      of the Company since 1985; President of the Company                  (6.36%)
                                since 1994; Chairman of the Board of Andersen since
                                1984; President and Treasurer of Andersen since
                                1978; Execu-tive Vice President of Andersen from
                                1975 until 1978; Director of Andersen since 1975;
                                Director of Montair Andersen b.v. ("Montair
                                Andersen"), Andersen's Dutch subsidiary, since 1984.


                                                                                             SHARES OF COMMON STOCK
                                                                                               BENEFICIALLY OWNED
         NAME AND AGE                        INFORMATION ABOUT NOMINEES                       (PERCENT OF CLASS)(1)
------------------------------  ----------------------------------------------------  -------------------------------------
Robert Dressler                 Director of the Company since 1985; Managing                        5,612(2)
(72)                            Director-Corporate Finance of Raymond James &                         (*)
                                Associates, Inc. (investment bankers) since 1987;
                                President and Chief Executive Officer of Crown
                                Industries, Inc. (building products manu-facturer)
                                from 1973 until 1987; and Director of Crown
                                Industries from 1983 until 1986.

Jack C. Hendricks               Vice Chairman of the Board and Director of the                      8,000(2)
(62)                            Company since December 1994; President and Director                    (*)
                                of the Company from 1985 to 1994; Chairman of the
                                Board of Crown since 1986; President of Crown since
                                1981; Vice Pres-ident of Crown from 1987 until
                                1981; Director of Crown since 1984; Director of
                                Andersen since 1986; Director and Executive Vice
                                Pres-ident of Roanoke Industries, Inc., a
                                wholly-owned subsidiary of Crown, since September
                                1991; Vice President of Struthers from 1990 until
                                1992; and Director of Struthers from 1987 until
                                1992.

Lester K. Legatski              Director of the Company since March 5, 1997;                          700
(53)                            President of CelTech, Inc. (private corporation                        (*)
                                involved in development and application of membrane
                                technology for liquid separations) since 1990.

Thomas Van Remmen               Director of the Company since March 5, 1997;                            0
(40)                            President and Chief Operating Officer of Andersen
                                2000 Inc. since December 2, 1996; General Manager
                                of the Cleaver-Brooks incin-eration and industrial
                                watertube boiler division of Aqua-Chem Inc. from
                                1986 until 1996.

_________________________________

*   Less than 1%.
(1) See Note (1) on page 2 hereof.
(2) Mr. Beauchamp and Mr. Dressler each hold vested warrants for the purchase of 5,000 shares of Common Stock of the Company, and Mr. Hendricks holds vested warrants for the purchase of 3,000 shares of Common Stock of the Company, under the 1985 Directors Stock Warrant Plan. See "Director Compensation-1985 Directors Stock Warrant Plan" below .
(3) See Note (3) on page 2 hereof.
(4) Under the 1985 Incentive Stock Option Plan, Mr. Brady holds options for the purchase of 2,000 shares of Common Stock of the Company. See "Executive Compensation-1985 Incentive Stock Option Plan" below.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Warrant Committee and an Option Committee.

   The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company and approving or recommending to the stockholders of the Company a merger or consolidation of the Company, a sale, lease or exchange of all or substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted to the full Board for review and ratification. The Executive Committee is composed of Messrs. Brady, Dressler, and Hendricks.

   The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountants' audit and non-audit fees. The Audit Committee is composed of Messrs. Beauchamp, Dressler and Legatski.

   The Compensation Committee is responsible for administering the Company's employee benefit plans (other than stock option and stock warrant plans), setting the compensation of the Chairman of the Board and the division Presidents, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee is composed of Messrs. Beauchamp, Hendricks and Legatski.

   The Warrant Committee is responsible for administering the Company's 1985 Directors Stock Warrant Plan and is composed of Messrs. Brady and Van Remmen.

   The Option Committee is responsible for administering the Company's 1985 Incentive Stock Option Plan and is composed of Messrs. Beauchamp, Dressler and Van Remmen.

   The Board of Directors as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. The Board of Directors will consider nominees recommended by stockholders, although it has not actively solicited recommendations from stockholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Stockholder Proposals for 1998 Annual Meeting" below.

   During the fiscal year ended September 30, 1997, the Board of Directors met three times, and the Audit, Executive, Compensation, Option and Warrant Committees each met one time. Each director attended all meetings of the Board of Directors and the committees on which he served, except for Mr. Dressler, who attended two meetings.

DIRECTOR COMPENSATION

   DIRECTOR FEES. Through December 31, 1991, non-employee directors were paid $1,200, and employee directors were paid $850, for each day of attendance at meetings of the full Board of Directors. Effective January 1, 1992, the payments to non-employee directors were increased to $1,500 for each day of attendance at meetings of the full Board. The payments to employee directors were not changed. Effective January 1, 1995, the payments to non-employee directors were increased to $2,000 for each day of attendance at meetings of the full Board plus $500 per hour for any special work requested by Crown Andersen management beyond normal meetings. Fees for employee directors were increased to $1,000 for each day of attendance at meetings of the full Board. Directors also are reimbursed for travel expenses incurred in attending meetings. Effective January 1, 1996, the payment to non-employee directors was increased to $2,500 for each day of attendance at meetings by the full Board.

   DEFERRED COMPENSATION PLAN FOR DIRECTORS. The Deferred Compensation Plan for Directors (the "Deferred Compensation Plan") was established by the Board of Directors of the Company effective August 6, 1990. The Deferred Compensation Plan is administered by a committee of officers of the Company appointed by the Board of Directors.

   The purpose of the Deferred Compensation Plan is to permit all director fees otherwise payable to participating directors for service on the Board of
Directors to be deferred.   All directors of the Company are eligible to
participate in the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are invested in accordance with a "phantom stock program." Under the phantom stock program, the deferred fees are treated as if applied to purchase shares of Common Stock of the Company. A bookkeeping account is established for each participant and is credited, as of the first business day following each meeting for which director fees are earned, with a number of "stock units" equal to the number of shares of Common Stock that could have been purchased with the fees on the last business day prior to the date of the meeting.

   The number of stock units credited to the participant's account is adjusted periodically to account for stock dividends, stock splits and other events affecting the number of outstanding shares, as if the stock units were actual shares of Common Stock of the Company. In addition, if cash dividends are paid with respect to the Company's Common Stock, the number of stock units credited to a participant's account will be increased as though a corresponding dividend was paid with respect to his stock units and the dividend was used to purchase additional stock units.

   A participant will receive payment of his benefit under the Deferred Compensation Plan in a single lump-sum distribution of cash. At the commencement of participation in the Deferred Compensation Plan, each participant elects to receive his distribution on the date he reaches age 65 or at a later specified age; on the date he leaves the Board; the earlier of the foregoing occurrences; or the later of the foregoing occurrences. If a participant dies before receiving payment of his benefit under the Deferred Compensation Plan, payment will be made in a single lump-sum payment to his beneficiary as soon as practicable after the date of the participant's death. Under certain limited circumstances, a participant may be permitted to make a financial hardship withdrawal from his account.

   A director will receive a cash distribution equal to the greater of (i) the value of the stock units credited to his account on the date of valuation or
(ii) the total amount of fees deferred under the Deferred Compensation Plan plus interest accrued at an annual compounded rate of 8% from the dates of deferral through the date of valuation. The date of valuation is the date that precedes the distribution date by five business days. Stock units under the Deferred Compensation Plan are valued on the basis of the average of the closing bid and closing asked prices of the Company's Common Stock as reflected in the NASDAQ National Market System on the last business day that immediately precedes the date of valuation.

   During the fiscal year ended September 30, 1997, Messrs. Hendricks, Yonker (former director) and Beauchamp (non-employee directors) each deferred directors fees of $2,500, which resulted in a credit of 444 stock units to each of their accounts at a value of $5.63 per stock unit. Messrs. Dressler and Legatski, also non-employee directors, each deferred directors fees of $5,000, which resulted in a credit of 829 units for Mr. Dressler at a value of $6.03 per unit and a credit of 755 units at a value of $6.62 per unit for Mr. Legatski.
Messrs. Brady and Van Remmen (employee directors) deferred fees of $3,000 and $2,000, respectively, which resulted in credits of 480 stock units at a value of $6.25 for Mr. Brady and 302 stock units at a value of $6.62 for Mr. Van Remmen. During the fiscal year ended September 30, 1996, Messrs. Beauchamp, Dressler, Hendricks and Yonker (former director) each deferred directors fees of $7,000, which resulted in a credit of 1,038 stock units to each of their accounts at a value of $6.75 per stock unit, and Mr. Brady deferred directors fees of $3,000, which resulted in a credit of 442 stock units to his account at a value of $6.79 per stock unit.

   1985 DIRECTORS STOCK WARRANT PLAN. The Company's 1985 Directors Stock Warrant Plan (the "Warrant Plan") was approved by the stockholders of Andersen and Crown on January 28, 1986 and became effective on January 31, 1986 when the Company acquired all of the outstanding stock of Andersen and Crown. The Warrant Plan was amended at the 1992 Annual Meeting by the shareholders to increase the number of shares set aside for the Plan and to increase the number of warrants which could be granted to each eligible director. The Warrant Plan is administered by the Warrant Committee of the Board of Directors.

   The purpose of the Warrant Plan is to provide additional incentive to those members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and providing them with a personal interest in the Company's continued success and progress. There are currently four non-employee directors of the Company, and all of them participate in the Warrant Plan.

   Subject to the anti-dilution provisions of the Warrant Plan, the aggregate number of shares of Common Stock of the Company for which warrants may be sold under the amended Warrant Plan is 50,000 shares, and each eligible director may acquire warrants for the purchase of a maximum of 10,000 shares. The purchase price of the warrants is the fair market value of the warrants on the date of
purchase as          determined by the Board of Directors.  Warrants sold to
each director vest over a period of up to five years at the rate of 1,000 warrants per year. The exercise price per share is equal to the fair market value of a share of Common Stock of the Company on the date of purchase of the warrants ($21.25 per share on January 10, 1992). Payment for stock acquired upon the exercise of warrants must be made in full at the time the warrant is exercised and may be made in cash or in shares of Common Stock of the Company. No warrants may be issued or purchased under the amended Warrant Plan after January 31, 2003.

   Warrants are not transferable except by will or the laws of descent and distribution. If the holder of a warrant ceases to be a director of the Company due to death or legal incapacity, the warrants may be exercised by the executors or administrators of the holder's estate, by the holder's heirs or by the holder's legal guardian, as applicable, at any time within one year after the date of death or declaration of incapacity of the holder. If the holder of a warrant ceases to be a director of the Company for any reason other than death or legal incapacity, the Company is required to repurchase all unexercised warrants of such holder within 60 days of the termination of the directorship if so requested by the holder. The repurchase price per warrant is equal generally to the purchase price per warrant paid by such director for such warrants plus interest thereon at the rate of 8% per year. If no request for repurchase is made, the warrants will expire at the end of such 60 day period. The shares of stock subject to warrants held by former directors which are either repurchased by the Company or expire after 60 days may again become issuable upon the exercise of any additional warrants granted by the Company to any new non-employee directors.

   The Board of Directors may amend or terminate the Warrant Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding warrants without their consent.

   Neither the Company nor the director will have any federal income tax consequences upon the issuance and purchase of warrants. Generally, when a director exercises warrants, the director recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the total of the warrant exercise price paid for such shares and the purchase price paid for the portion of the warrant being exercised. For the Company's tax year which ends in the calendar year in which the director exercises warrants, the Company will have a deduction in the same amount as the ordinary income recognized by the director. If a director exercises warrants by paying the exercise price with previously acquired Common Stock, the director will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the exercise price) will be considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rulings thereunder, and no gain or loss will be recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the director will recognize income on those new shares equal to their fair market value on the date of exercise less any actual consideration tendered.

   On January 31, 1986, warrants for the purchase of 5,000 shares of Common Stock were purchased by each of the five then-eligible directors (including Messrs. Beauchamp, Dressler and Yonker). These warrants are exercisable in accordance with a vesting schedule which provides, with respect to each of these participants, for the vesting of warrants for 1,000 shares on December 31, 1986 and on each December 31 thereafter through 1990. On December 11, 1990, Mr. Brock, as a newly elected non-employee director, also purchased warrants for 5,000 shares of Common Stock, 1,000 of which vested on each of December 31, 1990 and December 31, 1991, and 1,000 of which will vest on each December 31 thereafter through 1994. The exercise price of all of these warrants is $7.1375 per share. On November 1, 1991, Mr.Dressler exercised warrants for 2,312 shares of Common Stock and paid the exercise price by delivery of 1,000 shares of Common Stock owned by him. The net value of the transaction to Mr. Dressler (market value of shares received less exercise price (i.e., market value of shares surrendered) was $21,648.

   On December 17, 1992, additional warrants for the purchase of 5,000 shares of Common Stock were purchased by each of the four eligible directors (Messrs. Beauchamp, Brock, Dressler and Yonker). These warrants are exercisable in accordance with a vesting schedule which provides, with respect to each of these participants, for the vesting of warrants for 1,000 shares on December 31, 1993 and on each December 31 thereafter through 1997. The exercise price of all of these warrants is $12.125 per share.

   On December 19, 1994, Jack C. Hendricks purchased warrants for 5,000 shares of Common Stock. These warrants vest at the rate of 1,000 per year commencing on December 31, 1995 and on each December 31 thereafter through 1999. The exercise price of these warrants is $7.25 per share.

   On January 28, 1996, warrants to purchase 17,688 shares of Common Stock expired. Messrs. Brock, Beauchamp and Yonker each held warrants to purchase 5,000 shares of Common Stock and Mr. Dressler held warrants to purchase 2,688 shares.

   In March 1997, the Company repurchased warrants to purchase 5,000 shares each held by Messrs. Brock and Yonker (retired directors).

   The maximum aggregate number of shares of Common Stock which may be issued to each eligible director under the Warrant Plan is currently 10,000. A total of 50,000 shares were set aside for this purpose following stockholder approval of an additional 25,000 shares at the 1992 Annual Meeting. After transactions noted above, 50,000 warrants were issued, 2,312 shares were purchased and no warrants to purchase shares remain available.

EXECUTIVE COMPENSATION

   GENERAL. The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of each of the executive officers of the Company whose total cash compensation for the fiscal year ended September 30, 1997 exceeded $100,000.

                                                    SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          LONG-TERM COMPENSATION
                                                                                          -----------------------
                                                     ANNUAL COMPENSATION                     AWARDS       PAYOUTS
                                       ----------------------------------------------     -------------   -------
                                                                                          (# OF SHARES)    LTIP       ALL
NAME AND                                                                   OTHER           RESTRICTED      PAYOUTS    OTHER
PRINCIPAL POSITION                     YEAR     SALARY $    BONUS $    ANNUAL COMP. $     STOCK AWARDS     $          COMP
------------------------------------   -----    --------    -------    --------------     -------------    -------    -----
Jack D. Brady
Chairman of the Board and Chief
 Executive Officer of the Company;      1997    150,000     24,000         9,856                 0            0         -
 Chairman of the Board of Andersen      1996    146,250     14,514        12,456                 0            0         -
                                        1995    135,000     26,400        10,293                 0            0         -

Thomas Van Remmen                       1997     89,482     13,950         3,776                 0            0         -
Director of the Company; President
 of Andersen 2000 Inc.

NOTES:
BONUS - This column includes bonuses paid to all recipients in accordance with a Plan administered by the Compensation Committee of the Board of Directors which provides incentives based on financial performance, including cash flow, profitability, return on capital employed and growth of the various operating units, and Company contributions to a 401(k) Savings Plan.

OTHER ANNUAL COMPENSATION - Includes directors fees, value of Company provided automobiles, and life insurance premiums.

RESTRICTED STOCK AWARDS - The Company does not have a plan for granting Restricted Stock Awards.

LTIP PAYOUTS - None paid.  No plan in place.

   OPTIONS. The following table sets forth the details of options granted to the individuals listed in the Summary Table during fiscal year 1997. The second table in this section shows value of unexercised options.

                            OPTION/SAR GRANTS TABLE
                     Option/SAR Grants In Last Fiscal Year
                     -------------------------------------

No options were granted during fiscal year 1997.



                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises In Last Fiscal Year And Fy-End Option/SAR Value
-------------------------------------------------------------------------------

                                                                                           VALUE OF
                                                          NUMBER OF UNEXERCISED          UNEXERCISED
                                                             OPTIONS/SARS AT             IN THE MONEY
                                                             FY END-# SHARES       OPTIONS/SARS AT FY END-$
                                                        -------------------------  ------------------------
                     SHARES ACQUIRED                          EXERCISABLE/               EXERCISABLE
NAME                   ON EXERCISE    VALUE REALIZED $        UNEXERCISABLE             UNEXERCISABLE
-------------------  ---------------  ----------------  -------------------------  ------------------------
Jack D. Brady                      0                 0                      2,000                    $1,500

   All options held by the named individuals were exercisable at September 30, 1997.

   EMPLOYMENT AGREEMENTS. On October 1, 1997. Mr. Brady entered into an employment agreement with Andersen for a term of four years expiring on September 30, 2001. Mr. Brady's agreement provided for a salary of $160,000 per year, subject to increase on October 1st of each year during the term of the agreement in the event that the Company's consolidated after-tax earnings for the immediately preceding fiscal year met or exceeded a specified level. In such event, the employee's annual salary was to be increased to 105% of the annual salary that was in effect immediately prior to the increase. The after-tax earnings thresholds for the fiscal years ended or ending September 30, 1998 and 1997 were $1,030,000 and $1,100,000, respectively. The agreement also provided that Andersen should furnish the employee with a car for business use and should pay the reasonable costs for the employee to join and remain a member of a country club or social club. The employee also was entitled under his agreement to participate in one of the Company's incentive stock option programs which are described below. The agreement provided further that (i) in the event employment was terminated by the employer at any time during the term of the agreement for any reason other than an act of disobedience, dishonesty, disloyalty or insubordination against the employer by the employee or (ii) in the event the employee elected to terminate his employment, or had his employment terminated, in connection with certain dissolutions or transfers of ownership of the employer, then the employer should pay the employee a lump sum equal to twice the annual salary in effect at the time of termination. This agreement replaced a five-year agreement with similar terms which expired on September 30, 1997. The expired agreement provided for a base annual salary of $135,000. Mr. Brady's last salary under this agreement was $150,000 per year.

   The Company entered into an employment agreement with Mr. Thomas Van Remmen for a period of three years commencing april 15, 1996. This agreement provides for an annual base salary of $87,500, a car expense allowance and severance compensation of six months of the annual salary.

   COMPENSATION COMMITTEE REPORT. The Compensation Committee is composed of Jack C. Hendricks, who is a retired president of the Company, L. Karl Legatski, who is currently president of a private corporation in the United States, and Richard A. Beauchamp, who is currently chief executive officer of a private corporation in the United States. The Committee has access to national compensation surveys and regional compensation information on executives in companies both larger and smaller than the Company. Furthermore, the Company is one of 50 "high tech" public companies in the Atlanta, Georgia area which is annually surveyed for executive compensation by the Georgia Institute of Technology and the Atlanta Business Chronicle. All of these sources are used by the Committee in reviewing compensation. Once each year since the Committee's existence, the Committee has reviewed total compensation for the executive officer named in this Proxy Statement. The Committee established a long-term employment contract for this individual and the resultant contract is discussed in the preceding section. This executive was paid compensation which generally ranked him among the lower 30% of executives in similar positions for corporations of similar size to the Company. The Compensation Committee then structured cash bonus programs annually for this individual which were tied to key financial performance indicators, including return on capital employed, cash management, profitability, earnings growth, and domestic revenue growth. The cash bonus allowed this individual to increase his compensation to much more competitive levels with others with similar responsibility in other public companies, but only if favorable financial results are achieved. The Board of Directors also asked the Committee to review total annual compensation of Mr. Ton Wagemans (managing director of Montair Andersen b.v.), Tom Van Remmen (president of Andersen 2000 Inc.), Milton Emmanuelli (chief financial officer of the Company), in addition to Mr. Brady, each year. The Committee agreed to do so annually and started this additional review at the end of fiscal 1995. These three additional individuals were also given an incentive bonus plan, similar to Mr. Brady's.

   For fiscal 1997, Mr. Brady's available bonus portion of his compensation was based on 100% weighting of consolidated results for the Company. Mr. Wagemans' bonus was based on 100% weighting of Montair Andersen b.v. results. Mr. Van Remmen's bonus was based on 90% weighting of Andersen 2000 Inc. results and 10% weighting of consolidated results for the Company. Mr. Emmanuelli's bonus was based entirely on consolidated cash management and return on invested capital at Crown Andersen Inc. The target performance levels for the various subsidiaries and consolidated operations ranged from 6.8% to 13% cash flow as a percentage of capital employed, 10% to 20% return on capital employed (after tax), 6% to 15% pre-tax income as a percentage of revenues, 10% to 50% net income growth from fiscal 1995, and 20% to 100% domestic revenue growth. These targets were weighted differently for each of the individuals, depending upon what areas the Compensation Committee determined needed specific management attention at each of the operations. The maximum bonus achievable for any of the individuals was $60,000 and the minimum was zero. The targets were considered by the Committee to be achievable, but to require above average performance from each of the individuals included in the plan. The targets have been adjusted annually by the Committee, as have the weightings for the participants. Mr. Brady earned $24,000 in bonus under the 1997 plan. Mr. Van Remmen $13,950 in bonus, Mr. Wagemans earned 35,000 Dutch guilders in bonus, and Mr. Emmanuelli earned $4,000 in bonus.

   In addition, Mr. Brady is a substantial shareholder in the Company and is thus motivated to act on behalf of all shareholders to optimize overall Company performance. In the Committee's opinion, Mr. Brady and the three other named officers were properly compensated in 1997 when compared with all others in similar positions in companies of the same size. They were not overcompensated and have not been during the Committee's tenure. A substantial portion of their income has always been dependent on the Company's financial performance.

   As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded over-the-counter in the NASDAQ system. NASDAQ furnishes the Company with a "Peer Company" performance comparison on a quarterly basis. The peer companies are Crown Andersen, BHA Group Inc. - a supplier of baghouse accessories, Farr Company - a filter supplier, Ogden Corp. - an operator of waste-to-energy plants, Osmonics - a water treatment company, Peerless Manufacturing - a supplier of oil-gas separators, and Rollins - a hazardous waste management company. For 1992, 1993, and 1994, the Company used the NASDAQ Industrial Index for comparison in its Proxy Statement. In 1995, the Company switched to a "peer group" comparison to attempt to more closely portray comparative stock performance. Because this comparison has only been made for six years in the Proxy Statement, during which time the environmental businesses of the peer group companies have experienced little or no growth and lackluster market performance, the Company has not yet been able to interpret how executive compensation, or even executive performance, is directly related to the stock performance. To date, there has been no obvious correlation. In fact, in both 1996 and 1997, when Company stock traded at levels below book value, the "peer group" company stocks showed either declining or flat P/E ratios, suggesting that all of the stocks as a group encountered an unfavorable market perception during an otherwise upward market trend year. It is hoped that the new "peer" comparison will reveal a trend in the future. Because Company executives are prohibited from discussing non-public information with investors to prevent unusual influence on stock price, the Company believes the stock price should ultimately become an investor "report card" for management which is hopefully related to revenues and earnings reports periodically issued by the Company. Executive compensation has not previously been tied to stock performance, but this can be a factor used by the Compensation Committee and by management in the future in determining such compensation. The Compensation Committee, however, does not yet feel there are adequate historical data to rely on stock price as a determining factor for executive compensation in 1997 or fiscal 1998.

   Compensation Committee: Jack C. Hendricks, Chairman; Richard A. Beauchamp; L. Karl Legatski.


December 16, 1997

   COMMON STOCK PERFORMANCE. As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded over-the-counter in the NASDAQ system. NASDAQ furnishes the Company with a "Peer Company" performance comparison on a quarterly basis. The peer companies are Crown Andersen, BHA Group Inc. - a supplier of baghouse accessories, Farr Company - a filter supplier, Ogden Corp. - an operator of waste-to-energy plants, Osmonics - a water treatment company, Peerless Manufacturing - a supplier of oil-gas separators, and Laidlaw - a hazardous waste management company. The six companies that form the "peer group" index were selected because they represent a cross section of companies engaged in closely related, but different "segments" within the environmental industry, as indicated below:

BHA - Supplier of replacement parts to Company industries (good indicator of general health of Company industries).

Farr - A competitor in the air pollution control industry, but also involved in process air filtration, which the Company does not compete in. A good indicator of how the overall air pollution control industry is performing.

Ogden - Municipal waste-to-energy plant constructor and operator which uses Company supplied systems in its plants. This was projected as one of the faster growth areas in the Company's industry, so Ogden should be a good indicator of demand for the Company's products. A much larger company than Crown Andersen.

Laidlaw - Operator of hazardous waste incineration plants which use the Company's incineration and air pollution control equipment. Much larger company than Crown, but representative of how the Company's customers are performing.

Osmonics - Primarily drinking water treatment, which historically performs somewhat differently from waste processing but uses similar technology. This company was selected because it has previously outperformed the remainder of the Company's industry.

Peerless - Air pollution control - closely related to our air pollution control product lines - similar company size. Good direct comparison.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN
        AMONG CROWN ANDERSEN INC. PEER GROUP AND NASDAQ COMPOSITE INDEX

                             [GRAPH APPEARS HERE]


MEASUREMENT PERIOD                       CROWN                                           NASDAQ
(FISCAL YEAR ENDED)                     ANDERSEN          PEER GROUP                 COMPOSITE INDEX
Measurement Point
Oct 1, 1992                                 100                100                          100
September 30, 1993                           51                 99                          122
September 30, 1994                           48                102                          126
September 30, 1995                           65                108                          163
September 30, 1996                           52                107                          197
September 30, 1997                           65                130                          293

   Note To Graph Above: Assumes $100 invested on October 1, 1992 in Crown Andersen Common Stock, and an identical amount in the NASDAQ Composite Index or the Peer Group.

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.

   1985 INCENTIVE STOCK OPTION PLAN. The Company's 1985 Incentive Stock Option Plan (the "ISO Plan") was approved by the stockholders of Andersen and Crown on January 28, 1986 and became effective as of January 31, 1986 upon the acquisition by the Company of the outstanding stock of Andersen and Crown. The ISO Plan replaced the prior incentive stock option plans of Andersen and Crown. In December 1987, the Board of Directors approved a First 1987 Amendment to the ISO Plan to parallel amendments to Section 422 of the Code contained in the Tax Reform Act of 1986. The Plan was again amended by shareholder approval at the 1992 Annual Meeting. The ISO Plan is administered by the Option Committee of the Board of Directors. The ISO Plan expired on January 30, 1996, and no vehicle presently exists to issue options to employees.

   The purpose of the ISO Plan was to provide additional incentive to eligible employees of the Company by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and an incentive to remain in the employ of the Company.

   The amended ISO Plan provided for the grant of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.
Subject to the anti-dilution provisions of the amended ISO Plan, a maximum of 200,000 shares of the Company's Common Stock has been reserved for issuance under the ISO Plan. Incentive stock options may be granted prior to October 2, 1995 up to a maximum of 15 key executive employees of the Company, including officers and directors who are key executive employees of the Company, as the Option Committee of the Board of Directors may select from time to time. In addition to options that may be granted under the ISO Plan to eligible employees from time to time in the discretion of the Option Committee, the Board has adopted two programs pursuant to which options may be granted under the ISO Plan.

   The first such program permitted Messrs. Brady and Hendricks to be granted options under the ISO Plan if certain Company or subsidiary performance objectives were met. If, for any of fiscal 1988, 1989 or 1990, the Company's consolidated after-tax earnings equaled or exceeded $1,000,000 but were less than $1,500,000, each participant was to be granted options to acquire 1,000 shares of Common Stock of the Company. If, for any of fiscal 1988, 1989 or 1990, consolidated after-tax earnings equaled or exceeded $1,500,000 but were less than $2,000,000, each participant was to be granted options to acquire 3,000 shares; if consolidated after-tax earnings equaled or exceeded $2,000,000 but were less than $4,000,000, each participant was to be granted options to acquire 5,000 shares; and if consolidated after-tax earnings were $4,000,000 or greater, each participant was to be granted options to acquire 8,000 shares. If, for fiscal 1991, consolidated after-tax earnings equaled or exceeded $1,500,000, Mr. Brady was to be granted options to acquire a total of 15,000 shares and Mr. Hendricks was to be granted options to acquire a total of 10,000
shares.   For fiscal year 1995, a special one-year option plan was adopted for
Mr. Brady, Mr. Tom Wagemans (the managing director at Montair), Mr. Milton Emmanuelli, the Company's Chief Financial Officer, and for Mr. Gregory Kenith (Andersen 2000 Inc. president). This plan called for each of the four participants to be granted options of 1,000 shares if after-tax fiscal year earnings in 1995 are $1.0 million; 2,000 shares if they are $1.2 million; 3,000 shares if they are $1.4 million; or 4,000 shares if they are $1.6 million or greater.

   The second program adopted by the Board of Directors permitted key employees of the Company's United States-based subsidiaries who occupied positions in which they could directly influence the profitability of such subsidiaries to be granted options under the ISO Plan if the Company achieved certain consolidated after-tax earnings targets. Potential participants in the program were recommended each year by the chief executive officer of the subsidiary by which they were employed (such chief executive officers were not eligible to participate in the program). The participants recommended by the chief executive officers then were reviewed and approved by the Option Committee of the Board of Directors for participation in the program. If, for any fiscal year during which the program was in effect, the Company's consolidated after-tax earnings equaled or exceeded $1,000,000 but were less than $1,500,000, each participant was to be granted options to acquire 100 shares of Common Stock of the Company. If consolidated after-tax earnings equaled or exceeded $1,500,000 but were less than $2,000,000, each participant was to be granted options to acquire 300 shares. If consolidated after-tax earnings equaled or exceeded $2,000,000 but were less than $4,000,000, each participant was to be granted options to acquire 500 shares. If consolidated after-tax earnings were $4,000,000 or greater, each participant was to be granted options to acquire 800 shares. Additionally, if for fiscal 1991 consolidated after-tax earnings equaled or exceeded $1,500,000, the chief executive officers of the Company's three operating subsidiaries were authorized to grant options to any or all participants in the program for the purchase of an aggregate of up to 15,000 additional shares. If a sufficient number of options was not available under the ISO Plan, options would be granted by the Board of Directors separate from the ISO Plan. An extension of this plan was adopted by the Board of Directors for the fiscal year 1995 for three selected employees.

   Options granted under the ISO Plan represent rights to purchase shares of the Company's Common Stock within a fixed period of time and at a specified price per share (the "exercise price"). The exercise price is an amount equal to the fair market value of the Company's Common Stock on the date the option is granted, unless on such date the optionee owns more than 10% of the outstanding Common Stock in which case the exercise price is equal to 110% of the fair market value of the Common Stock at such time. No employee may be granted incentive stock options under the ISO Plan to the extent that the total shares of Common Stock underlying those options and any other incentive stock options, all of which become exercisable in any calendar year, have a fair market value greater than $100,000 (determined as of the date of grant of the option). The market value of the Company's Common Stock on December 21, 1995 was $7.50 per share. Options are not transferable except by will or the laws of descent and distribution. The Company receives no monetary consideration for the granting of stock options.

   Options may be exercised during a period of up to five years after the date of grant. Payment for stock purchased on the exercise of an option must be made in full at the time the option is exercised and must be made in cash or in shares of Common Stock of the Company. No incentive stock option may be exercised, in whole or in part, except in certain circumstances, subsequent to a date three months after termination of the optionee's employment with the Company or subsidiary or five years from the date of grant of the option. No optionee may sell or otherwise transfer any shares of Common Stock that he obtains by exercising an incentive stock option under the ISO Plan within one year after the date of exercise or within two years after the date of grant.

   The Board of Directors may amend or terminate the ISO Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding options without their consent nor may any change in the ISO Plan be made without the prior approval of the holders of a majority of the Company's outstanding Common Stock if such change would cause the ISO Plan to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Code.

   An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an incentive stock option. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods as required by the ISO Plan. Generally, the requisite holding periods expire two years after the date of grant of the incentive stock option and one year after the date of acquisition of the Common Stock pursuant to exercise of the incentive stock option.

   The use of shares acquired upon exercise of an incentive stock option to pay the exercise price of another incentive stock option will be considered a disposition of the shares. If the option holder transfers any such shares after holding them for the requisite holding periods required by the ISO Plan or transfers shares acquired pursuant to exercise of a non-qualified stock option or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an incentive stock option and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of old shares tendered (in payment of the exercise price) is considered exchanged under Section 1036 of the Code and the rulings thereunder; these new shares receive the same basis that the option holder had in the old tendered shares and the amount of cash paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero.

   Finally, the amount by which the fair market value of a share of the Common Stock at the time of exercise of the incentive stock option exceeds the exercise price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

   There are no tax consequences to the Company upon issuance or, generally, upon exercise of an incentive stock option.

   As noted above, if a sufficient number of options is unavailable under the ISO Plan to satisfy the obligations of the Company under the two programs described above, the Board of Directors shall grant options separate from the ISO Plan (i.e., non-qualified stock options). Neither the Company nor the optionee will have any income tax consequences upon the issuance of non-qualified stock options. Generally, when an optionee exercises non-qualified stock options, the optionee recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. For the Company's tax year in which ends the calendar year in which the optionee exercises the option, the Company generally will have a deduction in the same amount as the ordinary income recognized by the optionee. If an optionee exercises a non-qualified stock option by paying the option price with previously acquired Common Stock, the optionee will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the non-qualified stock option exercised) will be considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss will be recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the optionee will recognize income on those new shares equal to their fair market value on the date of exercise less any taction consideration tendered.

   No options were granted or exercised under the ISO Plan during or for the fiscal year ended September 30, 1989. During the fiscal year ended September 30, 1990, Jack C. Hendricks exercised options under the ISO Plan for the purchase of 20,000 shares of Common Stock at an exercise price of $6.00 per share. The net value of such options (market value less exercise price) to Mr. Hendricks on the respective dates of exercise totaled $36,250. Also during fiscal 1990, one non-executive employee exercised options under the ISO Plan for the purchase of 6,000 shares of Common Stock at an exercise price of $6.00 per share. The net value of such options on the date of exercise was $10,875. No options were granted under the ISO Plan during the fiscal year ended September 30, 1990. On December 13, 1990, options for the purchase of 1,000 shares of Common Stock of the Company at an exercise price of $7.50 per share were granted under the first program described above to each of Messrs. Brady, Hendricks and van Stratum, options for the purchase of 100 shares of Common Stock of the Company at an exercise price of $7.50 per share were granted on such date under the second program described above to one executive officer and options for the purchase of a total of 600 shares of Common Stock of the Company at an exercise price of $7.50 per share were granted on such date under the second program described above to all other eligible employees as a group, in each case based upon the Company's consolidated after-tax earnings in fiscal 1990.

   On December 19, 1991, under the first program described above, options for the purchase of 15,000 shares of Common Stock of the Company at an exercise price of $12.875 per share were granted to Mr. Brady and options for the purchase of 10,000 shares of Common Stock of the Company at an exercise price of $12.875 per share were granted to Messrs. Hendricks and van Stratum based upon the Company's consolidated after-tax earnings in fiscal 1991. Also on such date, under the second program described above options for the purchase of 1,300 shares of Common Stock of the Company at an exercise price of $12.875 per share were granted to the unnamed executive officer included in the group of executive officers shown in the cash compensation table and options for the purchase of a total of 14,800 shares of Common Stock of the Company at an exercise price of $12.875 per share were granted to all other eligible employees as a group, in each case based upon the Company's consolidated after-tax earnings in fiscal 1991.

   On December 16, 1992, under the first program described above, options for the purchase of 3,000 shares each of Common Stock of the Company at an exercise price of $12.125 per share were granted to Messrs. Brady and Hendricks, based upon the Company's consolidated after-tax earnings in fiscal 1992. Also on such date, under the second program described above, options for the purchase of 300 shares each of Common Stock of the Company at an exercise price of $12.125 per share were granted to ten eligible employees, in each case based upon the Company's consolidated after-tax earnings in fiscal 1992.

   On December 19, 1994, options for the purchase of 47,000 shares of Common Stock of the Company at an exercise price of $6.125 per share were granted by the Board of Directors to eleven eligible employees of the two continuing operating divisions. Neither Mr. Brady nor Mr. Hendricks were included in this group of eleven employees.

   All of Mr. Hendricks' options were terminated on December 31, 1994, after the sale of the plastics businesses.

   On December 13, 1995, options to purchase 1,300 shares at $7.50 per share expired, including options to purchase 1,000 shares granted to Mr. Brady.

   On December 21, 1995, options to purchase 2,000 shares each of common stock at a price of $7.50 were granted to seven individuals, including Mr. Brady, Mr. Emmanuelli, Mr. Kenith, Mr. Wagemans, and three other employees. In January 1996, an employee declined his option to purchase 2,000 shares of common stock and his option was cancelled.

   On December 19, 1996, options to purchase 22,900 shares at $12.875 per share expired, including options to purchase 15,000 shares granted to Mr. Brady and on December 16, 1997, an additional 4,800 options expired, including options to purchase 3,000 shares granted to Mr. Brady.

   CASH INCENTIVE PROGRAM. In December 1987, the Board of Directors approved the Crown Andersen Inc. Cash Incentive Program for Key Employees, which first became effective for the fiscal year ended September 30, 1988. Pursuant to the Cash Incentive Program, the Compensation Committee of the Board of Directors annually selects key employees of the Company's subsidiaries, based on the recommendation of the chief executive officer of the respective subsidiaries, to participate in the Cash Incentive Program. Under the Cash Incentive Program, an amount of cash is set aside following each fiscal year equal to 10% of the amount by which the after-tax earnings, if any, of each subsidiary for the fiscal year exceeded the target earnings for the subsidiary for such year as established in advance by management. Each participating employee is then eligible to receive a portion of such cash amount equal to the percentage which such employee's earnings for the fiscal year bear to the earnings of all participating employees of the subsidiary for the fiscal year.

   SAVINGS INVESTMENT PLAN. The Crown Andersen Inc. Savings Investment Plan (the "SIP") was adopted by the Board of Directors of the Company on May 9, 1988. The purpose of the SIP is to provide eligible employees of the Company and its subsidiaries with an opportunity to accumulate savings on a pre-tax basis for their future security.

   All employees (except leased employees or certain employees who are members of a collective bargaining unit) of the Company and any subsidiaries of the Company that have adopted the SIP (the Company and such subsidiaries are referred to herein singularly as the "Participating Company" and collectively as the "Participating Companies") who have satisfied certain standards as to hours of service and who have completed a full year of service with the Participating Companies are eligible to participate in the SIP. The SIP is a qualified, contributory profit sharing plan.

   A participant may contribute, on a pre-tax basis, up to 15% of his compensation to the SIP. The Participating Companies will make an annual matching contribution to the SIP equal to 30% of the amount of the participant's first 6% pre-tax contributions and 10% of the next 1% pre-tax contributions, up to a maximum of 7% of a participant's compensation. Any matching contribution will be allocated to the accounts of participants who made pre-tax contributions. If necessary to maintain the SIP's qualified status, the Participating Companies may make additional contributions to the accounts of lower-paid participants, which will be allocated on a per capita basis among such lower-paid participants. Matching contributions were made in cash through calendar year 1995. Commencing with calendar year 1996, matching contributions have been made with Crown Andersen Inc. Common Stock, valued as of December 31 of each year.

   All pre-tax contributions by participants and the Participating Companies' additional contributions to the SIP are always 100% vested. The Participating Companies' matching contributions become 50% vested as of the last day of the plan year in which these contributions were made and become 100% vested if the participant remains continuously employed with the Participating Companies for one additional year (or in certain cases separates from service in the additional year). The matching contributions credited to a participant's account may become 100% vested prior to his completion of such additional year if the Company terminates the SIP or if the participant reaches age 65, has completed five years of service with a Participating Company, dies or becomes eligible for long-term disability benefits from a Participating Company while an employee thereof.

   Except in certain limited circumstances, participants may not receive distributions from the SIP until their death, disability or termination of employment with the Participating Companies. Each distribution is made in the form of a single lump sum cash payment.

   Mr. Jack D. Brady is the Trustee of the trust maintained pursuant to the SIP and Merrill Lynch is the custodian of the funds. The Trustee invests the amounts credited to participants' accounts in accordance with the SIP and the Trust Agreement.

                                                                 ALL                    ALL
                                                              EXECUTIVE                OTHER
                MR. BRADY           MR. HENDRICKS              OFFICERS              EMPLOYEES
            -----------------  -----------------------  ----------------------  -------------------
1989                   $1,370                   $1,207                  $3,515              $14,388
1990                   $1,662                   $1,294                  $3,781              $18,211
1991                   $1,644                   $1,201                  $3,706              $ 9,895
1992                   $1,261                   $1,106                  $2,367              $10,186
1993                   $1,748                   $1,752                  $3,500              $17,494
1994                   $1,638                   $1,543                  $3,180              $15,454
1995                   $1,688                   $1,272                  $2,960              $15,335
1996                   $2,514                        0                  $4,967              $16,430
1997                   $2,750                        0                  $5,331              $17,359

   OTHER EXECUTIVE COMPENSATION. During fiscal 1997, Andersen provided Mr. Brady and two other officers of Andersen each with the use of a company owned automobile. Andersen also paid an annual premium of $306 to maintain a $100,000 term insurance policy on Mr. Brady's life. The proceeds of this policy are payable to Mr. Brady's estate. Andersen also paid an annual premium of $4,135 to maintain a $200,000 face amount whole life insurance policy on Mr. Brady's life. The proceeds of the latter policy currently are also payable to Mr. Brady's estate and Mr. Brady has the right to personally acquire the policy at any time upon assumption by him of any unpaid premiums.

   Except as described above, no executive officer named in the cash compensation table nor the executive officers of the Company as a group received from the Company or any of its subsidiaries personal benefits or any other compensation which exceeded 10% of the compensation reported in the cash compensation table above for such person or group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   There were no related party transactions during the year ended September 30, 1997.

                 ADOPTION OF 1998 DIRECTORS STOCK WARRANT PLAN

   The Board of Directors of the Company has approved, subject to approval by the stockholders at the Annual Meeting, the Company's 1998 Directors Stock Warrant Plan. This 1998 Warrant Plan will replace the 1985 Directors Stock Warrant Plan that expired in 1996. The terms of the Warrant Plan are summarized below:

   The Company's 1998 Directors Stock Warrant Plan (the "Warrant Plan") will become effective subject to approval by the stockholders of Crown Andersen during the 1998 Annual Meeting. The Warrant Plan is administered by the Warrant Committee of the Board of Directors.

   The purpose of the Warrant Plan is to provide additional incentive to those members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and providing them with a personal interest in the Company continued success and progress. There are currently four non-employee directors of the Company who are eligible to participate in the Warrant Plan.

   Subject to the anti-dilution provisions of the Warrant Plan, the aggregate number of shares of Common Stock of the Company for which warrants may be sold under the Warrant Plan is 100,000 shares, and each eligible director may acquire warrants for the purchase of a maximum 20,000 shares. The purchase price of the warrants is the fair market value of the warrants on the date of purchase as determined by the Board of Directors. Warrants sold to each director vest over a period of up to five years at the rate of 4,000 warrants per year. The exercise price per share is equal to the fair market value of a share of Common Stock of the Company on the date of purchase of the warrants. Payment for stock acquired upon the exercise of warrants must be made in full at the time the warrant is exercised and may be made in cash or in shares of Common Stock of the Company. No warrants may be issued or exercised under the Warrant Plan after January 31, 2008.

   Warrants are not transferable except by will or the laws of descent and distribution. If the holder of warrant ceases to be a director of the Company due to death or legal incapacity, the warrants may be exercised by the executors or administrators of the holder's estate, by the holder's heirs, or by the holder's legal guardian, if applicable, at any time within one year after the date of death or declaration of incapacity of the holder. If the holder of a warrant ceases to be a director of the Company for any reason other than death or legal incapacity, the Company is required to repurchase all unexercised warrants of such holder within 60 days of the termination of the directorship if so requested by the holder. The repurchase price per warrant is equal generally to the purchase price per warrant paid by such director for such warrants plus interest thereon at a rate of 8% per year. If no request for repurchase is made, the warrants will expire at the end of such 60 day period. The shares of stock subject to warrants held by former directors which are either repurchased by the Company or expire after 60 days may again become issuable upon the exercise of any additional warrants granted by the Company to any new non-employee directors.

   The Board of Directors may amend or terminate the Warrant Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding warrants without their consent.

   As a general rule, no federal income tax gain or loss shall be recognized if common stock in a corporation is exchanged solely for common stock in the same corporation. Generally, when a director exercises warrants, the director recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the total of the warrant exercise price paid for such shares and the purchase price paid for the portion of the warrant being exercised. For the Company's tax year which ends in the calendar year in which the director exercise warrants, the Company will have deduction in the same amount as the ordinary income recognized by the director. If a director exercises warrants by paying the exercise price with previously acquired common Stock, the director will recognize income (relative to the new shares the director is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the exercise price) will be considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code of 1986, as amended, and the rulings thereunder, and no gain or less will be recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the director will recognize income on those new shares equal to their fair market value on the date of exercise less any non-stock consideration tendered.

   The maximum aggregate number of shares of Common Stock which may be issued under the proposed Warrant Plan is 100,000, and the maximum number of shares that may be issued to each eligible director under the proposed Warrant Plan is 20,000.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED ADOPTION OF THE COMPANY'S 1998 DIRECTORS STOCK WARRANT PLAN TO REPLACE THE EXPIRED 1985 PLAN.

                 ADOPTION OF 1998 INCENTIVE STOCK OPTION PLAN

   The Board of Directors of the Company has approved, subject to approval by the stockholders at the Annual Meeting, the Company's 1998 Incentive Stock Option Plan. This 1998 Stock Option Plan will replace the 1985 Incentive Stock Option Plan that expired in 1996. The terms of the warrant Plan are summarized below:

   The Company's 1998 Incentive Stock Option Plan (the "ISO Plan") will become effective subject to approval by stockholders of Crown Andersen at the 1998 Annual Meeting.

   The purpose of the ISO Plan is to provide additional incentive to eligible employees of the Company by encouraging them to acquire stock ownership in the Company, thus giving them a proprietary interest in the Company's business and an incentive to remain in the employ of the Company.

   The ISO Plan provides for the grant of options intended to quality as "incentive stock options" within the meaning of Section 422 of the Code.
Subject to the anti-dilution provisions of the ISO Plan, a maximum of 100,000 shares of the Company's Common Stock will be reserved for issuance under the ISO Plan upon adoption by the shareholders.

   The persons who shall be eligible to receive ISOs are key executive employees of the Company as the Board of Directors may select from time to time. ISOs may be granted to no more than fifteen (15) persons. The option price for each ISO is determined in two ways. If the recipient of the ISO owns 10% or less of the total combined voting power of outstanding stock of the Company at the time the ISO is granted, the option price is an amount equal to the fair market value of the stock as determined in the plan. If the recipient owns more than 10% of the total combined voting power of outstanding stock of the Company at the time the ISO is granted, the option price is an amount equal to 100% of the fair market value of the stock as determined in the plan.

   The fair market value per share of common stock of the Company for purposes of issuing ISOs shall be the closing price of the stock on NASDAQ on the date the ISO is granted.

   Each option agreement executed provides certain steps for exercising the options. Should an ISO holder choose to do so, the holder may exercise less than the number of shares of stock subject to the ISO, but not less than 25% of the number of shares of stock initially subject to such ISO. No ISO is exercisable after a period of five years from the date upon which the ISO was granted. Certain requirements concerning status of employment with the Company, and outstanding unexercised previous options, are also included in the plan.

   Payment for stock purchased no the exercise of an option must be made in full at the time the option is exercised and must be made in cash or in shares of Common Stock of the Company. ISO holders are required to agree to hold the ISOs for investment purposes and not with a view to resell or distribute the ISOs to the public. ISO holders must agree to make no disposition of the shares acquired through the options within two years from the date of the grant of the ISO, nor within one year after the transfer of such shares to the holder resulting from the exercise of an incentive program.

   The Board of Directors may amend or terminate the ISO Plan at any time, except that no such amendment or termination may affect the rights of holders of outstanding options without their consent nor may any change in the ISO Plan be made without the prior approval of the holders of a majority of the Company's outstanding Common Stock if such change would cause the ISO Plan to fail to quality as an "incentive stock option plan" pursuant to Section 422 of the Internal Revenue Code.

   An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option. An option holder will recognize income when the holder sells or exchanges the shares acquired upon exercise of an incentive stock option. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods as required by the ISO Plan.

   The use of shares acquired upon exercise of an ISO to pay the exercise price of another incentive stock option will be considered disposition of the shares. If the option holder transfers any such shares after holding them for the requisite holding periods required by the ISO Plan, or transfers shares acquire pursuant to exercise of a nonqualified stock option or on the open market, the holder generally will not recognize any income upon the exercise.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED ADOPTION OF THE COMPANY 1998 INCENTIVE STOCK OPTION PLAN TO REPLACE THE EXPIRED 1985 PLAN.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP to serve as independent accountants of the Company for the fiscal year ending September 30, 1998 and has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. BDO Seidman, LLP has served as independent accountants of the Company since its incorporation in 1985, of Andersen since 1978 and of Crown since 1985 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of BDO Seidman, the Board of Directors will reconsider the appointment.

   Representatives of BDO Seidman, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its headquarters in Peachtree City, Georgia on or before September 18, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy card relating to that meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

   The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the proxy cards in accordance with their judgment of what is in the best interest of the Company.

                        By Order of the Board of Directors.



                        RANDALL H. MORGAN
                        Secretary


Peachtree City, Georgia
January 6, 1998

                             ____________________

   The Company's 1997 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                              CROWN ANDERSEN INC.
        THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                            THE 1998 ANNUAL MEETING

  The undersigned hereby appoints Jack D. Brady and Milton Emmanuelli, and each of them, proxies, with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Crown Andersen Inc. (the "Company") which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, to be held at the headquarters of the Company, 306 Dividend Drive, Peachtree City, Georgia, on Wednesday, February 18, 1998 at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

  1. The election as directors of the six nominees listed below to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below).

        [ ]   FOR all nominees listed                [ ]   WITHHOLD AUTHORITY
              below (except as marked to                   to vote for all
              the contrary below)                          nominees listed below

   INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                 THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
   Richard A. Beauchamp, Jack D. Brady, Robert Dressler, Jack C. Hendricks, Lester K. Legatski, Thomas Van Remmen

2. The adoption of the 1998 Directors Stock Warrant Plan.
             [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

3. The adoption of the 1998  Incentive Stock Option Plan.
             [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

4. The ratification of the appointment of BDO Seidman, LLP as independent accountants of the Company for the fiscal year ending September 30, 1998.
             [ ] FOR          [ ] AGAINST      [ ] ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, 3, AND 4. If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in accordance with their judgment of what is in the best interest of the Company. At the present time, the Board of Directors knows of no other business to be presented to a vote of the stockholders at the Annual Meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date (January 5, 1998).

                                         Please mark, date and sign exactly as
                                         your name appears on this proxy card.
                                         When shares are held jointly, both
                                         holders should sign.  When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title.  If the holder is a
                                         corporation or partnership, the full
                                         corporate or partnership name should be
                                         signed by a duly authorized officer.

                                         ---------------------------------------
                                                         Signature

                                         ---------------------------------------
                                            Signature (if shares held jointly)

                                         Date:                            , 1998
                                              ----------------------------